UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019

VIACOM INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32686	20-3515052

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1515 Broadway, New York, NY	10036

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 258-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	VIA	NASDAQ Global Select Market
Class B common stock, par value $0.001 per share	VIAB	NASDAQ Global Select Market

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Merger Agreement

On August 13, 2019, Viacom Inc. (“Viacom” or the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CBS Corporation, a Delaware corporation (“CBS”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Viacom will merge with and into CBS (the “Merger”), with CBS surviving as the surviving corporation (the “Surviving Corporation”). At the effective time of the Merger (the “Effective Time”), the name of the Surviving Corporation will be changed to ViacomCBS Inc.

The Merger Agreement and the transactions contemplated thereby were approved by the unanimous vote of those members of Viacom’s Board of Directors (the “Viacom Board”) present (each of whom is unaffiliated with National Amusements, Inc., a Maryland corporation and a controlling stockholder of each of Viacom and CBS (“NAI”)), acting upon the unanimous recommendation of a special transaction committee composed of independent directors of the Viacom Board, and by the unanimous vote of those members of CBS’s Board of Directors (the “CBS Board”) present (each of whom is unaffiliated with NAI), acting upon the unanimous recommendation of a special transaction committee composed of independent directors of the CBS Board.

At the Effective Time, (1) each share of Class A common stock, par value $0.001 per share, of Viacom (“Viacom Class A Common Stock”) issued and outstanding immediately prior to the Effective Time, other than shares held by Viacom as treasury shares or held by CBS, will be converted automatically into 0.59625 shares of Class A common stock, par value $0.001 per share, of CBS (“CBS Class A Common Stock”) and (2) each share of Class B common stock, par value $0.001 per share, of Viacom issued and outstanding immediately prior to the Effective Time, other than shares held by Viacom as treasury shares or held by CBS, will be converted automatically into 0.59625 shares of Class B common stock, par value $0.001 per share, of CBS (“CBS Class B Common Stock” and together with CBS Class A Common Stock, “CBS Common Stock”).

No fractional shares of CBS Common Stock will be issued in the Merger, and the stockholders of Viacom will receive cash in lieu of any fractional shares of CBS Common Stock. Each share of CBS Class A Common Stock and each share of CBS Class B Common Stock issued and outstanding immediately prior to the Effective Time will remain an issued and outstanding share of CBS Class A Common Stock and CBS Class B Common Stock, respectively, and will not be affected by the Merger.

At the Effective Time, each Viacom equity award outstanding immediately prior to the Effective Time will be converted automatically into the same type of award with respect to CBS Common Stock, generally on the same terms and conditions, but after providing that (1) the number of shares subject to, and, if applicable, the exercise price of, an award will be adjusted in order to preserve the value of the award following the Merger, (2) all performance conditions will be measured based on the attainment of actual performance if the performance period has been completed prior to the Effective Time, and otherwise at target performance, and (3) awards held by non-employee directors who will not serve on the board of directors of the Surviving Corporation (the “Surviving Corporation Board”) will vest immediately prior to the Effective Time.

Governance Matters

The Merger Agreement provides that, among other things, as of the Effective Time, (1) Robert M. Bakish, the President and Chief Executive Officer of Viacom, will serve as President and Chief Executive Officer of the Surviving Corporation, (2) Joseph R. Ianniello, the President and Acting Chief Executive Officer of CBS, will serve as Chairman and Chief Executive Officer of CBS, overseeing all CBS-branded assets of the

Surviving Corporation, (3) Christina Spade, the Executive Vice President, Chief Financial Officer of CBS, will serve as Executive Vice President and Chief Financial Officer of the Surviving Corporation and (4) Christa A. D’Alimonte, the Executive Vice President, General Counsel and Secretary of Viacom, will serve as Executive Vice President, General Counsel and Secretary of the Surviving Corporation. As of the Effective Time, Mr. Ianniello and Mses. D’Alimonte and Spade will report to Mr. Bakish.

The Merger Agreement further provides that, as of the Effective Time, the Surviving Corporation Board will consist of thirteen members, comprised of (1) six directors of CBS in office as of immediately prior to the Effective Time (together with any of their replacements who are recommended and approved in accordance with the bylaws of the Surviving Corporation, the “Initial CBS Directors”), as follows: Candace K. Beinecke, Barbara M. Byrne, Brian Goldner, Linda M. Griego, Susan Schuman and Frederick O. Terrell, (2) four directors of Viacom in office as of immediately prior to the Effective Time (together with any of their replacements who are recommended and approved in accordance with the bylaws of the Surviving Corporation, the “Initial Viacom Directors”), as follows: Judith McHale, Ronald Nelson, Charles E. Phillips, Jr. and Nicole Seligman, (3) two directors designated by NAI, as follows: Shari E. Redstone, who will serve as the Surviving Corporation’s non-executive Chair, and Robert N. Klieger, and (4) Mr. Bakish, as Chief Executive Officer of the Surviving Corporation (the foregoing directors, the “Post-Merger Directors”). If any of the foregoing Initial CBS Directors or Initial Viacom Directors, as of immediately prior to the Effective Time, (A) is not a director of CBS (in the case of an Initial CBS Director) or of Viacom (in the case of an Initial Viacom Director) who is unaffiliated with NAI, (B) fails to qualify as an “independent director” under the listing standards of the New York Stock Exchange and the applicable rules of the Securities and Exchange Commission (“SEC”) or (C) declines to or is otherwise incapable of serving on the Surviving Corporation Board for any reason, the special transaction committee of CBS (in the case of an Initial CBS Director) or Viacom (in the case of an Initial Viacom Director) will be entitled to select an alternative member of the Surviving Corporation Board who is (x) “independent” under applicable stock exchange and SEC rules and unaffiliated with NAI (an “Unaffiliated Independent Director”), (y) reasonably acceptable to the special transaction committee of the other party and (z) acceptable to NAI, and such director will become, upon appointment, an Initial CBS Director or an Initial Viacom Director, as applicable. In addition, the Merger Agreement provides that the Surviving Corporation will have, as of the Effective Time, (1) an Audit Committee, chaired by Ms. Byrne, an Initial CBS Director, (2) a Compensation Committee, chaired by Mr. Goldner, an Initial CBS Director, and (3) a Nominating and Governance Committee, chaired by Ms. Seligman, an Initial Viacom Director.

As of the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation will be amended and restated. The amended and restated bylaws will provide that, among other things, for a period of two years following the closing of the Merger (the “Closing”) and the other transactions contemplated by the Merger Agreement (collectively, the “Transactions”), unless the Surviving Corporation Board adopts a resolution to the contrary that is approved by (1) a majority of the Unaffiliated Independent Directors then in office, (2) two of the Initial CBS Directors then in office and (3) two of the Initial Viacom Directors then in office (clauses (1) through (3), collectively, the “Requisite Approval”), (i) the number of directors constituting the entire Surviving Corporation Board will be fixed at thirteen members and (ii) any vacancy on the Surviving Corporation Board resulting from the departure of any Initial CBS Director or any Initial Viacom Director will be filled by a nominee approved with the Requisite Approval upon the recommendation of the Nominating and Governance Committee (acting by a majority vote) following customary public company practices. In the event of any vacancy on the Surviving Corporation Board resulting from the departure of any NAI-affiliated director, such vacancy may be filled by the stockholders of the Surviving Corporation in accordance with the amended and restated bylaws and the amended and restated certificate of incorporation, which will reflect certain of these and other governance provisions.

As of the Effective Time, the bylaws of the Surviving Corporation will also provide that the approval of the Surviving Corporation Board acting with the Requisite Approval will be required for, among other things, the termination or removal, or the material modification of the duties, authority, reporting relationships or compensation, of certain executive officers for a period of two years following the Closing (or, in the case of the Chairman and Chief Executive Officer of CBS, 15 months).

No Solicitation; Change of Recommendation

The Merger Agreement provides that, during the period from the date of the Merger Agreement until the Effective Time or, if earlier, the termination of the Merger Agreement as permitted by its terms, each of CBS and Viacom will be subject to certain restrictions on its ability to solicit alternative acquisition proposals from third parties, to provide non-public information to third parties, to engage in discussions with third parties regarding alternative acquisition proposals and to enter into any agreement constituting a Comet Acquisition Proposal (as defined in the Merger Agreement) or a Venus Acquisition Proposal (as defined in the Merger Agreement), as applicable, subject to customary exceptions. In addition, the CBS Board and the Viacom Board have committed to recommend that their respective stockholders adopt the Merger Agreement, subject to customary exceptions permitting a change of recommendation in certain circumstances.

Conditions

Consummation of the Merger is subject to certain customary conditions, including adoption of the Merger Agreement by the holders of a majority of the outstanding shares of CBS Class A Common Stock and by the holders of a majority of the outstanding shares of Viacom Class A Common Stock, the shares of CBS Common Stock to be issued in the Merger having been approved for listing on the New York Stock Exchange, the effectiveness of the registration statement of CBS pursuant to which shares of CBS Common Stock to be issued in the Merger will be registered with the SEC, the receipt of specified regulatory approvals, the receipt by each of CBS and Viacom of certain tax opinions and the resignation of certain directors and officers of CBS and Viacom. The obligation of each of CBS and Viacom to consummate the Merger is also conditioned upon the other party’s representations and warranties being true and correct (subject to certain materiality qualifications, including qualifications with respect to a Venus Material Adverse Effect and qualifications with respect to a Comet Material Adverse Effect (as such terms are defined in the Merger Agreement), as applicable), and the other party having performed in all material respects its obligations under the Merger Agreement.

Pursuant to the terms of the Merger Agreement, each of CBS and Viacom is required to use reasonable best efforts to consummate the Merger.

Termination

The Merger Agreement provides for certain termination rights for CBS and Viacom, including, among other things, the right of either party to terminate the Merger Agreement (1) if the Merger is not consummated by May 13, 2020, (2) if there is any order issued by a court or other governmental entity permanently prohibiting the Merger, so long as the terminating party was not the primary cause of such order being issued or (3) if the other party has breached or failed to perform any representation, warranty, covenant or agreement contained in the Merger Agreement in a manner that causes the closing conditions as to the accuracy of representations and warranties or performance of covenants not to be satisfied, and such breach or failure is not cured or is not reasonably capable of being cured prior to May 13, 2020, so long as the terminating party has not breached any of its representations, warranties, covenants or agreements contained in the Merger Agreement in a manner that causes the closing conditions as to the accuracy of representations and warranties or performance of covenants not to be satisfied. Pursuant to the Merger Agreement, each of CBS and Viacom may terminate the Merger Agreement (A) if, prior to the other party obtaining the required approval of its stockholders, the board of directors or special transaction committee of such other party changes its recommendation that the stockholders of such other party adopt the Merger Agreement or (B) prior to obtaining the required approval of its stockholders, subject to certain conditions, to enter into a definitive agreement with respect to a Venus Superior Proposal or a Comet Superior Proposal (as such terms are defined in the Merger Agreement), as applicable.

In the event that (1) CBS terminates the Merger Agreement in connection with a Venus Adverse Recommendation Change (as such term is defined in the Merger Agreement) or (2) Viacom terminates the Merger Agreement in connection with the entry into a definitive agreement relating to a Venus Superior Proposal, Viacom would be required to pay CBS a termination fee of $373,000,000. In the event that (1) Viacom terminates the Merger Agreement in connection with a Comet Adverse Recommendation Change (as such term is defined in the Merger Agreement) or (2) CBS terminates the Merger Agreement in connection with the entry into a definitive agreement relating to a Comet Superior Proposal, CBS would be required to pay Viacom a termination fee of $560,000,000.

Representations, Warranties and Covenants

The Merger Agreement contains representations and warranties and covenants customary for a transaction of this nature, including, among other things, covenants by CBS and Viacom to conduct their respective businesses in the ordinary course during the period between the execution of the Merger Agreement and the consummation of the Merger.

The representations, warranties and covenants set forth in the Merger Agreement (1) have been made only for the purposes of, and solely for the benefit of the parties to, the Merger Agreement, (2) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, as well as by information contained in each party’s documents filed with the SEC since January 1, 2017, and (3) may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, such representations and warranties were made only as of the dates specified in the Merger Agreement. Accordingly, this description of the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses.

The foregoing description of the Merger Agreement is qualified in its entirety by the terms and conditions of the Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

Support Agreement

Concurrently with the execution of the Merger Agreement, Viacom and CBS entered into a support agreement (the “Support Agreement”) with NAI and NAI Entertainment Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of NAI (“NAI Entertainment”, and together with NAI, the “NAI Parties”). Pursuant to the Support Agreement, the NAI Parties have agreed to (1) deliver written consents with respect to at least a majority of the issued and outstanding shares of CBS Class A Common Stock approving the adoption of the Merger Agreement, the issuance of shares of CBS Common Stock contemplated to be issued thereunder and the amendment and restatement of CBS’s current certificate of incorporation and CBS’s current bylaws and (2) deliver written consents with respect to at least a majority of the issued and outstanding shares of Viacom Class A Common Stock approving the adoption of the Merger Agreement, in each case on the terms and conditions set forth therein. As of August 13, 2019, the NAI Parties beneficially owned approximately 78.9% of CBS Class A Common Stock outstanding and 79.8% of Viacom Class A Common Stock outstanding.

Under the terms of the Support Agreement, the NAI Parties are generally prohibited from transferring ownership of CBS Class A Common Stock and Viacom Class A Common Stock prior to the earlier of the consummation of the Merger and the termination of the Merger Agreement in accordance with its terms if, after such transfer of ownership, the NAI Parties in the aggregate would beneficially own less than a majority of the issued and outstanding shares of CBS Class A Common Stock or Viacom Class A Common Stock. Each of CBS and Viacom are restricted from issuing new voting shares until the applicable record date for its stockholder approval.

The foregoing description of the Support Agreement is qualified in its entirety by the terms and conditions of the Support Agreement, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Governance Agreement

Concurrently with the execution and delivery of the Merger Agreement, Viacom, CBS, the NAI Parties and certain other persons affiliated or associated with NAI entered into a governance agreement (the “Governance Agreement”), which will become effective at the Effective Time, and which will govern, among other things, the composition of the Surviving Corporation Board following the Closing until the second anniversary of the Closing.

Surviving Corporation Board

Pursuant to the terms of the Governance Agreement, unless the Surviving Corporation Board determines otherwise with the Requisite Approval, the Surviving Corporation and the NAI Parties are required to take such actions as are necessary to ensure that (1) the Post-Merger Directors constitute the only members of the Surviving Corporation Board until the second anniversary of the Closing and (2) in the event of any vacancy on the Surviving Corporation Board prior to the second anniversary of the Closing due to a director’s removal, death, retirement or resignation, or a vacancy existing by virtue of there being fewer than thirteen members of the Surviving Corporation Board at the Effective Time, (i) if such vacancy results from the departure of an NAI-affiliated director, such vacancy will be filled by an individual designated by the NAI Parties, (ii) if such vacancy results from the departure of the Chief Executive Officer of the Surviving Corporation, such vacancy will be filled by the new Chief Executive Officer upon appointment by the Surviving Corporation Board and (iii) any other vacancy will be filled by an Unaffiliated Independent Director approved with the Requisite Approval upon the recommendation of the Nominating and Governance Committee (acting by a majority vote) following customary public company practices.

The Governance Agreement also provides, among other things, that the NAI Parties will not take actions that would result in (1) the Surviving Corporation Board being comprised of less than a majority of directors who are Unaffiliated Independent Directors, (2) either of the Compensation Committee or Nominating and Governance Committee not being comprised entirely of Unaffiliated Independent Directors or (3) the Surviving Corporation availing itself of any “controlled company” exemption under the New York Stock Exchange or, if applicable, Nasdaq Global Select Market listing standards.

Extraordinary Transactions

Pursuant to the Governance Agreement, the NAI Parties have agreed, until the second anniversary of the Closing, to give good faith consideration to any business combination transaction or other strategic alternative involving the Surviving Corporation that the Unaffiliated Independent Directors determine may be in the best interests of the Surviving Corporation and its stockholders.

The foregoing description of the Governance Agreement is qualified in its entirety by the terms and conditions of the Governance Agreement, which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Viacom Inc. Executive Retention Plan and Related Amendments to Employment Agreements

The Viacom Inc. Executive Retention Plan for Section 16 Officers (the “Retention Plan”) became effective concurrently with the execution of the Merger Agreement on August 13, 2019. The purpose of the Retention Plan is to retain and engage certain key corporate employees, including Mr. Bakish, Ms. D’Alimonte, Wade C. Davis, Executive Vice President, Chief Financial Officer, and Doretha (DeDe) F. Lea, Executive Vice President, Global Government Affairs.

The Retention Plan provides the following severance and welfare benefits to participants whose employment is terminated by the Company without “cause”, or by the participant with “good reason”, prior to the earlier of (i) two years after the Closing and (ii) the date on which the Merger Agreement is terminated or the Company publicly states that the Merger has been abandoned (an “Involuntary Termination”):

•	Bonus compensation for the fiscal year in which the termination occurs equal to the participant’s target bonus under the Company’s short-term incentive plan (“STIP”) in effect on the date of termination, prorated for the number of days employed in the fiscal year of termination;

•	An amount equal to three times the sum of (a) the participant’s annual base salary plus (b) the greater of (i) the participant’s annual target bonus under the STIP and (ii) the average of the participant’s actual bonuses under the STIP for fiscal 2016, 2017 and 2018;

•	Continuing coverage under the Company’s medical, dental, life insurance and accidental death and dismemberment insurance plans for three years following the date of termination or, if later, the continuation period provided for in the participant’s employment agreement, at the same level in effect on the date of termination at no cost to the participant;

•	Full vesting on the date of termination of all outstanding equity awards at target performance, where applicable, with stock options remaining exercisable for the longer of three years and the term provided in the participant’s grant agreement (but no later than the original term); and

•	Up to twelve months of outplacement benefits.

The terms “cause” and “good reason” are defined in each participant’s employment agreement. All payments and benefits under the Retention Plan are subject to the participant’s execution and non-revocation of a general waiver and release of claims against the Company and are in lieu of any separation payments to which the participant would have been entitled under his or her employment agreement.

In order to avoid conflicting terms between the Retention Plan and each participant’s employment agreement, each participant, including Messrs. Bakish and Davis and Mses. D’Alimonte and Lea, entered into a letter agreement (“Letter Agreement”) under the Retention Plan that amends the participant’s employment agreement such that the participant’s non-competition period shall end on the date of an Involuntary Termination. In all other material respects, the terms of the employment agreements remain the same.

The foregoing descriptions of the Retention Plan and employment agreement amendments are qualified in their entirety by the terms and conditions of the Retention Plan and form of Letter Agreement, which we expect to file with the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2019.

Bakish Agreement

On August 13, 2019, the Company entered into an employment agreement with Mr. Bakish (the “Bakish Agreement”), which will be assumed by the Surviving Corporation at the Closing, and provides that Mr. Bakish will serve as President and Chief Executive Officer of the Surviving Corporation from the Closing through the fourth anniversary of the Closing, subject to one-year extensions beginning on the third anniversary of the Closing, on the following terms:

•	Base Salary. Mr. Bakish’s base salary will be $3.1 million per year.

•	Annual Equity Awards. Mr. Bakish will be eligible to receive annual grants of equity compensation with an aggregate target value of $16 million.

•	Annual Cash Bonus. Mr. Bakish’s target annual cash bonus under the Surviving Corporation’s senior executive short-term incentive plan will be $12.4 million. His actual bonus will be determined in the manner set forth in such plan.

•	Severance. In the event of a termination without “cause” or resignation for “good reason” (which includes the Surviving Corporation’s failure to extend the term), Mr. Bakish is entitled to (a) continue to receive his base salary and target bonus for 24 months, (b) a pro-rated bonus, (c) continued medical and dental benefits and life insurance coverage through the end of the term, but no less than 24 months, and (d) full vesting of his equity awards, at target performance where applicable. Such compensation and benefits will not be subject to mitigation or offset.

•	Transaction Grant. Following the Closing, Mr. Bakish will receive a one-time grant of restricted stock units of the Surviving Corporation with a grant date value of $5 million, vesting in equal installments on each of the first four anniversaries of the Closing.

In the event of a qualifying termination prior to the second anniversary of the Closing, Mr. Bakish will receive benefits under the Retention Plan or the Bakish Agreement, whichever is greater.

In connection with the Bakish Agreement, the Company and Mr. Bakish also entered into a letter agreement providing for an increase to Mr. Bakish’s fiscal year 2020 equity grant of $10 million, conditioned on the Closing occurring, to reflect the transaction and the increased equity grant value under the Bakish Agreement. The other terms and conditions of the Bakish Agreement are substantially similar to the terms and conditions of the employment agreement between the Company and Mr. Bakish, dated as of December 12, 2016.

The foregoing description of the Bakish Agreement and the associated letter agreement is qualified in its entirety by the terms and conditions of such documents, which we expect to file with the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2019.

D’Alimonte Agreement

On August 13, 2019, the Company entered into an employment agreement with Ms. D’Alimonte (the “D’Alimonte Agreement”), which will be assumed by the Surviving Corporation at the Closing, and provides that Ms. D’Alimonte will serve as Executive Vice President, General Counsel and Secretary of the Surviving Corporation from the Closing through the third anniversary of the Closing, on the following terms:

•	Base Salary. Ms. D’Alimonte’s base salary will be $1.25 million per year.

•	Annual Equity Awards. Ms. D’Alimonte will be eligible to receive annual grants of equity compensation with an aggregate target value of $2,187,500.

•	Annual Cash Bonus. Ms. D’Alimonte’s target annual cash bonus under the Surviving Corporation’s senior executive short-term incentive plan will be 125% of her base salary. Her actual bonus will be determined in the manner set forth in such plan.

•	Severance. In the event of a termination without “cause” or resignation for “good reason”, Ms. D’Alimonte is entitled to (a) continue to receive her base salary for the longer of 12 months and the remainder of the term of the agreement and a bonus (or pro-rated bonus) for the remainder of the term (not to exceed two times the sum of her base salary and target bonus), (b) continued medical and dental benefits through the end of the term, but no less than 12 months, (c) continued life insurance coverage for the longer of the remainder of the term and the period in which severance is paid and (d) vesting of any of Ms. D’Alimonte’s outstanding equity awards that would otherwise vest through the later of (x) the end of the term and (y) 18 months following termination, at target performance where applicable.

In the event of a qualifying termination prior to the second anniversary of the Closing, Ms. D’Alimonte will receive benefits under the Retention Plan or the D’Alimonte Agreement, whichever is greater.

In connection with the D’Alimonte Agreement, the Company and Ms. D’Alimonte also entered into a letter agreement providing for an increase to Ms. D’Alimonte’s fiscal year 2020 equity grant of $1,634,375, conditioned on the Closing occurring, to reflect the transaction and the increased equity grant value under the D’Alimonte Agreement. The other terms and conditions of the D’Alimonte Agreement are substantially similar to the terms and conditions of the employment agreement between the Company and Ms. D’Alimonte, dated as of March 9, 2017.

The foregoing description of the D’Alimonte Agreement is qualified in its entirety by the terms and conditions of such document, which we expect to file with the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2019.

Transaction Bonus and Non-Competition Agreement

In connection with the transactions contemplated by the Merger Agreement, Mr. Davis is expected to depart from the Company. In connection therewith, on August 13, 2019, the Company entered into a transaction bonus and non-compete agreement with Mr. Davis (the “Davis Agreement”). In recognition of the integral role Mr. Davis has played in the negotiations culminating in the Company’s entry into the Merger Agreement and the integral role he is expected to play in positioning the Company to achieve a successful Closing, and in order to retain Mr. Davis’ services through the Closing, the Davis Agreement provides Mr. Davis the opportunity to receive a $6 million transaction bonus (the “Transaction Bonus”). In addition, in recognition of Mr. Davis’ deep knowledge of the Company’s business arising from, among other things, his role overseeing the Company’s Pluto TV business, and its Media and Technology Services and Corporate Development and Strategy departments; of the active role he has played in the Company’s Advanced Marketing Solutions business; and of the potential for harm to the Company if Mr. Davis were to compete with the Company, the Davis Agreement provides Mr. Davis the opportunity to receive payments totalling $4 million in the aggregate in exchange for an agreement restricting his ability to compete with the Company for two years following his termination of employment (collectively, the “Non-Compete Payments”).

The Transaction Bonus will only be payable in the event Mr. Davis remains continuously employed with the Company through the Closing or is terminated without “cause” or “good reason” prior to the Closing, in each case, subject to Mr. Davis executing a general waiver and release of claims against the Company. The Non-Compete Payments will be payable in biweekly installments over a two-year period following the later of the Closing and Mr. Davis’s termination without “cause” or for “good reason”, subject to Mr. Davis’s compliance with a restriction on his ability to compete with the Company and his execution of a general waiver and release of claims against the Company. Payment of the Non-Compete Payments will stop if, at any time prior to payment in full, Mr. Davis violates the non-compete restriction or dies or becomes disabled and is therefore incapable of competing with the Company.

The foregoing description of the Davis Agreement is qualified in its entirety by the terms and conditions of the Davis Agreement, which we expect to file with the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2019.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of August 13, 2019, by and between Viacom and CBS.

10.1	Support Agreement, dated as of August 13, 2019, by and among the parties listed therein.

10.2	Governance Agreement, dated as of August 13, 2019, by and among the parties listed therein.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Important Information About the Transaction and Where To Find It

In connection with the proposed transaction between CBS and Viacom, CBS will file with the SEC a registration statement on Form S-4 that will include a joint consent solicitation statement of CBS and Viacom and that will also constitute a prospectus of CBS. CBS and Viacom may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the joint consent solicitation statement/prospectus or registration statement or any other document which CBS or Viacom may file with the SEC. INVESTORS AND SECURITY HOLDERS OF CBS AND VIACOM ARE URGED TO READ THE REGISTRATION STATEMENT, WHICH WILL INCLUDE THE JOINT CONSENT SOLICITATION STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders may obtain free copies of the registration statement on Form S-4 (when available), which will include the joint consent solicitation statement/prospectus, and other documents filed with the SEC by CBS and Viacom through the website maintained by the SEC at www.sec.gov or by contacting the investor relations department of CBS (+1-212-975-4321 or +1-877-227-0787; investorrelations@CBS.com) or Viacom (+1-212-846-6700 or +1-800-516-4399; investor.relations@Viacom.com).

Participants in the Solicitation

CBS and Viacom and their respective directors and executive officers may be deemed to be participants in the solicitation of consents in respect of the proposed transaction. Information regarding CBS’ directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in CBS’ Form 10-K for the fiscal year ended December 31, 2018 and its proxy statement filed on April 12, 2019, both of which are filed with the SEC. Information regarding Viacom’s directors and executive officers, including a description of their direct interests, by security holdings or otherwise, is contained in Viacom’s Form 10-K for the fiscal year ended September 30, 2018 and its proxy statement filed on January 25, 2019, both of which are filed with the SEC. A more complete description and information regarding directors and executive officers will be included in the registration statement on Form S-4 or other documents filed with the SEC when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov.

No Offer or Solicitation

This Current Report on Form 8-K is for informational purposes only and is not intended to and does not constitute an offer to subscribe for, buy or sell, or the solicitation of an offer to subscribe for, buy or sell, or an invitation to subscribe for, buy or sell any securities or a solicitation of any vote or approval in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, invitation, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Cautionary Notes on Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “may,” “target,” similar expressions and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed transaction or to make any filing or take other action required to consummate such transaction in a timely matter or at all. Important risk factors that may cause such a difference include, but are not limited to: (i) the proposed transaction may not be completed on anticipated terms and timing, (ii) a condition to closing of the transaction may not be satisfied, including obtaining regulatory approvals, (iii) the anticipated tax treatment of the transaction may not be obtained, (iv) the potential impact of unforeseen liabilities, future capital expenditures, revenues, costs, expenses, earnings, synergies, economic performance, indebtedness, financial condition and losses on the future prospects, business and management strategies for the management, expansion and growth of the combined business after the consummation of the transactions, (v) potential litigation relating to the proposed transaction that could be instituted against CBS, Viacom or their respective directors, (vi) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transactions, (vii) any negative effects of the announcement, pendency or consummation of the transactions on the market price of CBS’ or Viacom’s common stock and on CBS’ or Viacom’s operating results, (viii) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction, (ix) the risks and costs associated with the integration of, and the ability of CBS and Viacom to integrate, the businesses successfully and to achieve anticipated synergies, (x) the risk that disruptions from the proposed transaction will harm CBS’ or Viacom’s business, including current plans and operations, (xi) the ability of CBS or Viacom to retain and hire key personnel and uncertainties arising from leadership changes, (xii) legislative, regulatory and economic developments, (xiii) the other risks described in CBS’ and Viacom’s most recent annual reports on Form 10-K and quarterly reports on Form 10-Q, and (xiv) management’s response to any of the aforementioned factors.

These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the joint consent solicitation statement/prospectus that will be included in the registration statement on Form S-4 that will be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors to be presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on CBS’ or Viacom’s consolidated financial condition, results of operations, credit rating or liquidity. Neither CBS nor Viacom assumes any obligation to publicly provide revisions or updates to any forward looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIACOM INC.

By:	/s/ Christa A. D’Alimonte
Name:	Christa A. D’Alimonte
Title:	Executive Vice President, General Counsel and Secretary

Date: August 19, 2019